CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)

                                                                        Three Months Ended                  Six Months Ended
                                                                              June 30,                          June 30,
                                                                      -----------------------          -----------------------
                                                                        1996           1995               1996          1995
                                                                      --------       --------          ---------     ---------
(A)   Net Income..............................................        $ 79,597       $158,150           $256,741      $268,319
                                                                      ========       ========           ========      ========

EARNINGS PER SHARE

Based on average common shares outstanding
- ------------------------------------------

(B)   Average shares outstanding..............................         219,478        222,440            219,495       224,255

(A/B) Net income..............................................           $0.36          $0.71              $1.17         $1.20
                                                                         =====          =====              =====         =====
Based on average common and common
- ----------------------------------
equivalent shares outstanding
- -----------------------------
Primary:
(C)   Average common equivalent shares........................           1,963          2,565              2,300         2,134

(D)   Average common and common equivalent
       shares (B + C).........................................         221,441        225,005            221,795       226,389

(A/D) Net income..............................................           $0.36 (1)      $0.70 (1)          $1.16 (1)     $1.19 (1)
                                                                         =====          =====              =====         =====

Fully diluted:
(E)   Average common equivalent shares........................           2,096          2,694              2,300         2,749

(F)   Average common and common equivalent
       shares (B + E).........................................         221,574        225,134            221,795       227,004

(A/F) Net Income..............................................           $0.36 (1)      $0.70 (1)          $1.16 (1)     $1.18 (1)
                                                                         =====          =====              =====         =====
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(1)  Dilution is less than 3%.